Fischer-Watt Gold Company, Inc.
                Computation of Earnings Per Share
           For the Nine Months Ended October 31, 1995

Assumptions:
                                   Three Months     Nine Months
                                       Ended            Ended
                               October 31, 1995  October 31, 1995
     Net income for the period        $ 652,000       $1,157,000
     Common shares outstanding       16,145,000       16,145,000
     Options outstanding to
       purchase equivalent shares     5,747,000        5,747,000
     20% limitation on assumed
       repurchase                     3,229,000        3,229,000
     Average exercise price per share   $ .47            $ .47
     Average market value per quarter
       per common share to be used      $ .25            $ .20

Computations:

     Application of assumed proceeds
       ($ 2,692,000)
        Toward repurchase of outstanding
          common shares at applicable
          market value                $ 807,000         $ 807,000
        Reduction of debt               300,000           300,000
        Purchase of U.S. Government
          Securities                  1,585,000         1,585,000
                                      _________         _________
                                    $ 2,692,000       $ 2,692,000
Adjustment of net income:
    Actual net income                 $ 652,000       $ 1,157,000
    Interest increase (5.0%)
      less 9% tax effect                 16,000            48,000
                                      _________         _________
    Adjusted net income               $ 668,000       $ 1,205,000

Adjustment of shares outstanding:
    Actual outstanding               12,675,000        12,455,000
    Net additional shares issuable
       (5,747,000 - 3,229,000)        2,518,000         2,518,000
                                      _________          ________

    Adjusted shares outstanding      15,193,000        14,973,000

Earnings per share:
    Before adjustment                   $ .05            $ .09

    After adjustment                    $ .04            $ .08